Exhibit 5.1

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP]

June 15, 2010

Virgin Media Secured Finance PLC

160 Great Portland Street

W1W 5QA

United Kingdom

Ladies and Gentlemen:

We have acted as special U.S. counsel to Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), Virgin Media Inc., a Delaware corporation (the “Parent”) and each of the guarantors listed on Schedule A hereto (together with the Parent, the “Guarantors”) in connection with the Company’s offer to exchange up to $1,000,000,000 in aggregate principal amount of its new 6.50% Senior Secured Notes due 2018 and up to £875,000,000 in aggregate principal amount of its new 7.00% Senior Secured Notes due 2018 (collectively, the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018, respectively, that were issued on January 19, 2010 (collectively, the “Outstanding Notes” and, together with the Exchange Notes, the “Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 15, 2010 (as may be amended from time to time, the “Registration Statement”). Pursuant to the Indenture (as defined below), the Outstanding Notes are, and the Exchange Notes will be, unconditionally guaranteed, jointly and severally, by the Guarantors on the terms and subject to the conditions set forth in the Indenture (the “Outstanding Note Guarantees” and the “Exchange Note Guarantees”, respectively).  All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors and others, as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)                                  the Indenture, dated as of January 19, 2010, among the Company, the Parent, Virgin Media Finance PLC, Virgin Media Investment Holdings Limited, the subsidiary guarantors named therein, The Bank of New York Mellon, as trustee and paying agent, and The Bank of New York Mellon

(Luxembourg) S.A., as Luxembourg paying agent, as supplemented by a First Supplemental Indenture dated as of April 19, 2010, a Second Supplemental Indenture dated as of May 17, 2010 and a Third Supplemental Indenture dated as of June 10, 2010 (the “Indenture”);

(b)                                 the Notes; and

(c)                                  the Note Guarantees.

The documents referred to in items (a) through (c) above are collectively referred to as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original or certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company, the Guarantors and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed (i) that the Exchange Notes have been duly authenticated and delivered by the Trustee, (ii) that all of the parties to the Documents (other than the Guarantors listed on Schedule B hereto (the “Delaware Guarantors”)) are validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby, (iii) that the Documents have been duly authorized, by all of the parties thereto (other than the Delaware Guarantors), (iv) that the Documents have been duly executed and delivered (x) by all of the parties thereto (other than the Company and the Guarantors) and (y) by the Company and the Guarantors (other than the Delaware Guarantors) under the laws of their respective jurisdiction of incorporation or organization, (v) that the Documents constitute valid and binding obligations of all the parties thereto (other than the Company and the Guarantors), enforceable against such parties in accordance with their respective terms, and (vi) that all of the parties to the Documents will comply with all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                       The Exchange Notes, when executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.                                       The Exchange Note Guarantees by the Guarantors, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will constitute a valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

(A)  We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents relating to indemnification, contribution or exculpation.

(B)  We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i)            containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or the Guarantors under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

(ii)          related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;

(iii)         specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv)          purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(v)          which may be considered to be in the nature of a penalty.

(C)  Our opinions are subject to the following:

(i)            bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally;

(ii)          general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)          the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

(D)  Provisions in the Note Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) amendments to, or waivers of,

provisions of documents governing the guaranteed obligations, (ii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, or (iii) actions or failures to act on the part of the holders of the Notes or the Trustee, might not be enforceable if such amendments, waivers, actions, events, circumstances or failures to act change the essential nature of the terms and conditions of the obligation and guarantee of the Guarantors under the Indenture.

(E)  We have assumed that consideration that is fair and sufficient to support the Exchange Note Guarantees of each Guarantor under the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. With respect to all matters that involve the laws of Colorado, Jersey, Luxembourg and Scotland, we note that you are relying on opinions of Ballard Spahr LLP, Mourant Ozannes, LG@vocats and HBJ Gateley Wareing (Scotland) LLP, respectively, which are filed as Exhibits 5.3, 5.4, 5.5 and 5.6, respectively, to the Registration Statement. In addition, we have on the date hereof addressed to you a separate opinion under English law, filed as Exhibit 5.2 to the Registration Statement, and we note that you are relying on that opinion with respect to all matters that involve the laws of England.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein.  The opinions expressed herein are given only as of the date of effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this opinion letter after that date for any reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

SCHEDULE A

Andover Cablevision Limited

Anglia Cable Communications Limited

Avon Cable Joint Venture

Avon Cable Limited Partnership

Barnsley Cable Communications Limited

BCMV Limited

Berkhamsted Properties & Building Contractors Limited

Birmingham Cable Corporation Limited

Birmingham Cable Finance Limited

Birmingham Cable Limited

Cable Camden Limited

Cable Enfield Limited

Cable Hackney & Islington Limited

Cable Haringey Limited

Cable London Limited

Cable Television Limited

Cable Thames Valley Limited

Cabletel (UK) Limited

CableTel Cardiff Limited

CableTel Central Hertfordshire Limited

CableTel Hertfordshire Limited

CableTel Herts and Beds Limited

CableTel Investments Limited

CableTel Newport

CableTel North Bedfordshire Limited

CableTel Scotland Limited

CableTel Surrey and Hampshire Limited

CableTel Telecom Supplies Limited

CableTel West Glamorgan Limited

CableTel West Riding Limited

Cambridge Cable Services Limited

Cambridge Holding Company Limited

CCL Corporate Communications Services Limited

Central Cable Holdings Limited

Chartwell Investors L.P.

Columbia Management Limited

ComTel Cable Services Limited

ComTel Coventry Limited

Continental Shelf 16 Limited

Cotswolds Cable Limited Partnership

Credit-Track Debt Recovery Limited

Crystal Palace Radio Limited

Diamond Cable Communications Limited

Digital Television Network Limited

Doncaster Cable Communications Limited

DTELS Limited

East Coast Cable Limited

Ed Stone Limited

Edinburgh Cable Limited Partnership

EMS Investments Limited

Enablis Limited

Estuaries Cable Limited Partnership

EuroBell (Holdings) Limited

EuroBell (IDA) Limited

EuroBell (No. 2) Limited

EuroBell (No. 3) Limited

EuroBell (No. 4) Limited

EuroBell (South West) Limited

EuroBell (Sussex) Limited

EuroBell (West Kent) Limited

EuroBell CPE Limited

EuroBell Internet Services Limited

EuroBell Limited

Filegale Limited

Fleximedia Limited

Flextech (1992) Limited

Flextech (Kindernet Investment) Limited

Flextech (Travel Channel) Limited

Flextech Broadband Limited

Flextech Broadcasting Limited

Flextech Business News Limited

Flextech Childrens Channel Limited

Flextech Communications Limited

Flextech Digital Broadcasting Limited

Flextech Distribution Limited

Flextech Family Channel Limited

Flextech IVS Limited

Flextech Limited

Flextech Media Holdings Limited

Flextech Music Publishing Limited

Flextech Video Games Limited

Flextech-Flexinvest Limited

Future Entertainment S.à r.l.

General Cable Group Limited

General Cable Holdings Limited

General Cable Investments Limited

General Cable Limited

Halifax Cable Communications Limited

Heartland Cablevision (UK) Limited

Heartland Cablevision II (UK) Limited

Herts Cable Limited

Interactive Digital Sales Limited

Jewel Holdings

Lanbase European Holdings Limited

Lanbase Limited

Lichfield Cable Communications Limited

London South Cable Partnership

M&NW II Network Limited

M&NW Network Limited

Maza Limited

Metro Hertfordshire Limited

Metro South Wales Limited

Middlesex Cable Limited

NNS U.K. Holdings 2, Inc.

NNS UK Holdings 1 LLC

North CableComms Holdings, Inc.

North CableComms L.L.C.

North CableComms Management, Inc.

Northampton Cable Television Limited

NTL (Aylesbury and Chiltern) Limited

NTL (B) Limited

NTL (Broadland) Limited

NTL (City & Westminster) Limited

NTL (County Durham) Limited

NTL (CRUK)

NTL (CWC Holdings)

NTL (CWC) Corporation Limited

NTL (CWC) Limited

NTL (CWC) Management Limited

NTL (CWC) No. 2 Limited

NTL (CWC) No. 3 Limited

NTL (CWC) No. 4 Limited

NTL (CWC) Programming Limited

NTL (CWC) UK

NTL (Ealing) Limited

NTL (Fenland) Limited

NTL (Greenwich and Lewisham) Limited

NTL (Hampshire) Limited

NTL (Harrogate) Limited

NTL (Harrow) Limited

NTL (Kent) Limited

NTL (Lambeth and Southwark) Limited

NTL (Leeds) Limited

NTL (Norwich) Limited

NTL (Peterborough) Limited

NTL (South East) Limited

NTL (South London) Limited

NTL (Southampton and Eastleigh) Limited

NTL (Sunderland) Limited

NTL (Thamesmead) Limited

NTL (Triangle) LLC

NTL (V)

NTL (Wandsworth) Limited

NTL (Wearside) Limited

NTL (West London) Limited

NTL (Yorcan) Limited

NTL (York) Limited

NTL Acquisition Company Limited

NTL Bolton Cablevision Holding Company

NTL Bromley Company

NTL Business (Ireland) Limited

NTL Business Limited

NTL Cablecomms Bolton

NTL Cablecomms Bromley

NTL Cablecomms Bury and Rochdale

NTL Cablecomms Cheshire

NTL Cablecomms Derby

NTL Cablecomms East Lancashire

NTL Cablecomms Greater Manchester

NTL Cablecomms Group Limited

NTL CableComms Group, Inc.

NTL Cablecomms Holdings No. 1 Limited

NTL Cablecomms Holdings No. 2 Limited

NTL Cablecomms Lancashire No. 1

NTL Cablecomms Lancashire No. 2

NTL Cablecomms Limited

NTL Cablecomms Macclesfield

NTL Cablecomms Manchester Limited

NTL Cablecomms Oldham and Tameside

NTL Cablecomms Solent

NTL Cablecomms Staffordshire

NTL Cablecomms Stockport

NTL Cablecomms Surrey

NTL Cablecomms Sussex

NTL Cablecomms Wessex

NTL Cablecomms West Surrey Limited

NTL Cablecomms Wirral

NTL Cambridge Limited

NTL Chartwell Holdings 2, Inc.

NTL Chartwell Holdings Limited

NTL Chartwell Holdings, Inc.

NTL Communications Services Limited

NTL Darlington Limited

NTL Derby Cablevision Holding Company

NTL Equipment No. 1 Limited

NTL Equipment No. 2 Limited

NTL Finance Limited

NTL Funding Limited

NTL Glasgow

NTL Glasgow Holdings Limited

NTL Holdings (Broadland) Limited

NTL Holdings (East London) Limited

NTL Holdings (Fenland) Limited

NTL Holdings (Leeds) Limited

NTL Holdings (Norwich) Limited

NTL Holdings (Peterborough) Limited

NTL Internet Limited

NTL Internet Services Limited

NTL Irish Holdings Limited

NTL Kirklees

NTL Kirklees Holdings Limited

NTL Limited

NTL Manchester Cablevision Holding Company

NTL Microclock Services Limited

NTL Midlands Limited

NTL Milton Keynes Limited

NTL National Networks Limited

NTL Networks Limited

NTL North CableComms Holdings, Inc.

NTL North CableComms Management, Inc.

NTL Partcheer Company Limited

NTL Programming Subsidiary Company

NTL Rectangle Limited

NTL Sideoffer Limited

NTL Solent Company

NTL Solent Telephone and Cable TV Company Limited

NTL South CableComms Holdings, Inc.

NTL South CableComms Management, Inc.

NTL South Central Limited

NTL South Wales Limited

NTL Streetunique Projects Limited

NTL Streetunit Projects Limited

NTL Streetusual Services Limited

NTL Streetvision Services Limited

NTL Streetvital Services Limited

NTL Streetwarm Services Limited

NTL Streetwide Services Limited

NTL Strikeagent Trading Limited

NTL Strikeamount Trading Limited

NTL Strikeapart Trading Limited

NTL Surrey Company

NTL Sussex Company

NTL Systems Limited

NTL Technical Support Company Limited

NTL Teesside Limited

NTL Telecom Services Limited

NTL UK CableComms Holdings, Inc.

NTL UK Telephone and Cable TV Holding Company Limited

NTL Victoria II Limited

NTL Victoria Limited

NTL Wessex Company

NTL Westminster Limited

NTL Winston Holdings Limited

NTL Winston Holdings, Inc.

NTL Wirral Company

NTL Wirral Telephone and Cable TV Company

Oxford Cable Limited

Prospectre Limited

Screenshop Limited

Secure Backup Systems Limited

Sheffield Cable Communications Limited

South CableComms Holdings, Inc.

South CableComms L.L.C.

South CableComms Management, Inc.

Southern East Anglia Cable Limited

Southwestern Bell International Holdings Limited

Stafford Communications Limited

Swindon Cable Limited

Tamworth Cable Communications Limited

TCI/US West Cable Communications Group

Telewest Communications (Central Lancashire) Limited

Telewest Communications (Cotswolds) Limited

Telewest Communications (Cotswolds) Venture

Telewest Communications (Cumbernauld) Limited

Telewest Communications (Dumbarton) Limited

Telewest Communications (Dundee & Perth) Limited

Telewest Communications (Falkirk) Limited

Telewest Communications (Glenrothes) Limited

Telewest Communications (Liverpool) Limited

Telewest Communications (London South) Joint Venture

Telewest Communications (London South) Limited

Telewest Communications (Midlands and North West) Limited

Telewest Communications (Midlands) Limited

Telewest Communications (Motherwell) Limited

Telewest Communications (Nominees) Limited

Telewest Communications (North East) Limited

Telewest Communications (North East) Partnership

Telewest Communications (North West) Limited

Telewest Communications (Scotland Holdings) Limited

Telewest Communications (Scotland) Limited

Telewest Communications (Scotland) Venture

Telewest Communications (South East) Limited

Telewest Communications (South East) Partnership

Telewest Communications (South Thames Estuary) Limited

Telewest Communications (South West) Limited

Telewest Communications (St. Helens & Knowsley) Limited

Telewest Communications (Tyneside) Limited

Telewest Communications (Wigan) Limited

Telewest Communications Cable Limited

Telewest Communications Holdco Limited

Telewest Communications Holdings Limited

Telewest Communications Networks Limited

Telewest Limited

Telewest Parliamentary Holdings Limited

Telewest UK Limited

Telso Communications Limited

The Cable Corporation Limited

The Yorkshire Cable Group Limited

Theseus No. 1 Limited

Theseus No. 2 Limited

TVS Pension Fund Trustees Limited

TVS Television Limited

Tyneside Cable Limited Partnership

United Artists Investments Limited

United Cable (London South) Limited Partnership

Virgin Media Business Limited

Virgin Media Finance PLC

Virgin Media Inc.

Virgin Media Investment Holdings Limited

Virgin Media Investments Limited

Virgin Media Limited

Virgin Media Payments Limited

Virgin Media Secured Finance PLC

Virgin Media SFA Finance Limited

Virgin Media Wholesale Limited

Virgin Mobile Group (UK) Limited

Virgin Mobile Holdings (UK) Limited

Virgin Mobile Telecoms Limited

Virgin Net Limited

Vision Networks Services UK Limited

VM Sundial Limited

VMIH Sub Limited

Wakefield Cable Communications Limited

Wessex Cable Limited

Windsor Television Limited

Winston Investors L.L.C.

XL Debt Recovery Agency Limited

X-Tant Limited

Yorkshire Cable Communications Limited

SCHEDULE B

Chartwell Investors L.P.

NNS U.K. Holdings 2, Inc.

NNS UK Holdings 1 LLC

North CableComms Holdings, Inc.

North CableComms L.L.C.

North CableComms Management, Inc.

NTL (Triangle) LLC

NTL Bromley Company

NTL CableComms Group, Inc.

NTL Chartwell Holdings 2, Inc.

NTL Chartwell Holdings, Inc.

NTL North CableComms Holdings, Inc.

NTL North CableComms Management, Inc.

NTL Programming Subsidiary Company

NTL Solent Company

NTL South CableComms Holdings, Inc.

NTL South CableComms Management, Inc.

NTL Surrey Company

NTL Sussex Company

NTL UK CableComms Holdings, Inc.

NTL Wessex Company

NTL Winston Holdings, Inc.

NTL Wirral Company

South CableComms Holdings, Inc.

South CableComms L.L.C.

South CableComms Management, Inc.

Virgin Media Inc.

Winston Investors L.L.C.